UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 14, 2020

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083
(Address of principal executive offices)    (Zip Code)

(908) 688-0888
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Short-Term Incentive Plan

Effective July 16, 2020, the Compensation Committee of the Board of Directors of Bed Bath & Beyond Inc. (the “Company”) adopted the Bed Bath & Beyond Inc. Short-Term Incentive Plan (the “STIP”). The STIP provides cash-based pay-for-performance incentive compensation to the Company’s employees, including the Company’s named executive officers, and is designed to reward them for their contributions to the Company consistent with the Company’s business strategy and enable the Company to attract and retain highly qualified “corporate officers” (as defined in the STIP) and other eligible employees.

The Compensation Committee designates participants in the STIP and establishes performance measures and goals for the earning of bonuses under the STIP with respect to a performance period. Each named executive officer’s incentive award opportunity is determined by the Compensation Committee. Incentive awards, if any, are expected to be paid as soon as administratively practicable after the end of the performance period, provided that, subject to prior approval by the Compensation Committee and compliance with all applicable laws, a participant may be permitted to defer the payout of his or her incentive award under a deferred compensation arrangement maintained by the Company (when and if the Company establishes a deferred compensation arrangement in accordance with Section 409A of the Internal Revenue Code). Generally, the Company’s named executive officers will need to be actively employed on the date of payment to receive an award, subject to certain exceptions specified in the STIP.

The Compensation Committee is responsible for administering the STIP and has full discretionary authority to take any actions it deems necessary or advisable in carrying out its duties thereunder, including delegating its authority under the STIP (which authority, with respect to awards to participants who are not “corporate officers” has been delegated, subject to revocation, to the Chief Executive Officer of the Company).

The foregoing description of the STIP is qualified in its entirety by reference to the full text of the STIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of the Company held on July 14, 2020, the following items were voted upon: (1) the election of twelve directors of the Company for terms expiring in 2021; (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 27, 2021; and (3) the approval, by non-binding vote, of the 2019 compensation paid to the Company’s named executive officers. Shareholders of record of the Company’s common stock at the close of business on June 5, 2020 were entitled to vote shares at the Annual Meeting. As of that date, there were 126,034,365 shares of common stock outstanding. The voting results with respect to each of the matters described were as follows:
1.    The twelve directors were elected based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Harriet Edelman	67,300,612	718,197	197,701	34,611,983
Mark J. Tritton	67,690,465	364,324	161,721	34,611,983
John E. Fleming	66,069,985	1,943,176	203,349	34,611,983
Sue E. Gove	66,604,502	1,419,772	192,236	34,611,983
Jeffrey A. Kirwan	67,366,338	646,705	203,467	34,611,983
Johnathan B. (JB) Osborne	67,359,798	586,037	270,675	34,611,983
Harsha Ramalingam	67,118,071	896,879	201,560	34,611,983
Virginia P. Ruesterholz	67,116,944	906,916	192,650	34,611,983
Joshua E. Schechter	66,903,536	1,107,347	205,627	34,611,983
Andrea Weiss	67,252,723	783,570	180,217	34,611,983
Mary A. Winston	67,264,131	777,382	174,997	34,611,983
Ann Yerger	66,618,819	1,410,052	187,639	34,611,983

2.    The appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 27, 2021 was ratified based upon the following votes:

For	Against	Abstain
100,026,410	2,535,885	266,198
3.    The approval, by non-binding vote, of the 2019 compensation paid to the Company’s named executive officers was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
57,355,003	10,314,740	546,767	34,611,983

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Bed Bath & Beyond Inc. Short-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: July 16, 2020	By:	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)